UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013 (February 14, 2013)

AMERICAN REALTY CAPITAL TRUST III, INC.

(Exact name of Registrant as specified in its charter)

Maryland	000-54690	27-3715929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 14, 2013, American Realty Capital Trust III, Inc. (the “Company”), through American Realty Capital Operating Partnership III, L.P., its operating partnership, closed its entry into a credit facility in the amount of $875.0 million with Wells Fargo Bank, National Association as administrative agent, RBS Citizens, N.A. and Regions Bank as syndication agents, and Capital One, N.A. and JP Morgan Chase Bank, N.A. acting as documentation agents. The credit facility contains an “accordion” feature to allow the Company, through an additional commitment, to increase the aggregate commitments under the credit facility to a maximum of $1.0 billion. Upon the consummation of the Company’s proposed merger with American Realty Capital Properties, Inc. (“ARCP”), ARCP and its operating partnership will assume the borrowing role of the Company and its operating partnership, respectively.

The credit facility contains a $525.0 million term loan facility and a $350.0 million revolving credit facility. Loans under the credit facility will be priced at their applicable rate plus 1.60% to 2.20%, based upon the Company’s current leverage. To the extent that the Company receives an investment grade credit rating as determined by a major credit rating agency, loans under the credit facility will be priced at their applicable rate plus 1.10% to 2.00%, based upon the Company’s current investment grade credit rating. The Company may also make fixed rate borrowings under the credit facility.

The credit facility provides for monthly interest payments. In the event of a default, each lender has the right to terminate its obligations under the credit facility, and to accelerate the payment on any unpaid principal amount of all outstanding loans. The Company has guaranteed the obligations under the credit facility. The revolving credit facility will terminate on February 14, 2017, unless extended, and the term loan facility will terminate on February 14, 2018. The Company may prepay its borrowing under the credit facility and, to the extent that borrowings are unused under the revolving credit facility and the term loan facility, the Company may incur an unused fee. The credit facility also requires the Company to maintain certain property related collateral as a condition to funding.

The description of the credit facility in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the credit agreement which is attached as Exhibit 10.22 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.22	Credit Agreement, dated as of February 14, 2013, among American Realty Capital Operating Partnership III, L.P., Company, Wells Fargo Bank, National Association, RBS Citizens, N.A. and Regions Bank, Capital One, N.A. and JPMorgan Chase Bank, N.A. and the other lenders party hereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

February 21, 2013	By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	President and Chief Operating Officer